EXHIBIT 99
          STATEMENT UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned officers of MacDermid, Incorporated ("the Corporation") hereby certify that, as of the date of this statement, the Corporation's annual report on Form 10K for the period ended December 31, 2002 ("the Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations as of and for the periods presented in the Report.
The  purpose  of  this  statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. This statement is not "filed" for the purposes of
Section  18  of  the Securities Exchange Act of 1934 or otherwise subject to the liabilities  of  that  Act  or  any  other  federal  or state law or regulation.
Date:  March  25,  2003
/s/  Daniel  H.  Leever
Daniel  H.  Leever
Chairman,  President  and  Chief  Executive  Officer
Date:  March  25,  2003
/s/  Gregory  M.  Bolingbroke
Gregory  M.  Bolingbroke
Senior  Vice  President,  Treasurer  and  Corporate  Controller